Certified Copy

I certify the attached is a true and correct copy of the Articles of Incorporation of KOPJAGGERS INC., a Florida corporation, filed electronically on February 23, 2010, as shown by the records of this office.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P10000016479. Authentication Code: 100224093329-000170262790#1

Given under my hand and the

Great Seal of the State of Florida at Tallahassee, the Capital, this the

Twenty Fourth day of February, 2010

s/s

[State Seal]

Kurt s Browning

Secretary of State

Electronic Articles of Incorporation

For

KOPJAGGERS INC.

P10000016479 FILED

February 23, 2010 Sec. Of State

jshivers

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is: KOPJAGGERS INC.

Article II

The principal place of business address:

2453 ARISTOCRACY CIRCLE LEXINGTON, KY. US 40509

The mailing address of the corporation is:

2453 ARISTOCRACY CIRCLE LEXINGTON, KY. US 40509

Article III

The purpose for which this corporation is organized is: ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is: 10,000,000 COMMON

Article V

The name and Florida street address of the registered agent is:

INCORP SERVICES, INC. 17888 67TII COURT NORTH LOXA.HATCHEE„ FL. 33470

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JADE WIRRAL 0/B/0 INCORP SERVICES,

Article VI

The name and address of the incorporator is:

JOHN CASTILLO EGGERMONT 2453 ARISTOCRACY CIRCLE

LEXINGTON, KY 40509

Incorporator Signature: JOHN CASTILLO EGGERMONT

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PRES

JOHN CASTILLO EGGERMONT 2453 ARISTOCRACY CIRCLE LEXINGTON, KY. 40509 US

Title: SEC

JOHN CASTILLO EGGERMONT 2453 ARISTOCRACY CIRCLE LEXINGTON, KY, 40509 US

Title: VP

ROSS COLLETTE

28325 UTICA ROAD

ROSE-V1LLE, MI. 48066

Title: TR

WILLIAM FOSTER

16369 CHATHAM DRIVE MACOMB, MI. 48044 US

Endnotes

P10000016479 FILED

February 23, 2010 Sec. Of State mist-livers